As filed with the U.S. Securities and Exchange Commission on June 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1541378
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Ashford Center North, Suite 425

Atlanta, Georgia 30338

(Address of Principal Executive Offices and Zip Code)

Williams Industrial Services Group Inc.

2015 Equity Incentive Plan (as amended and restated)

(Full Title of the Plan)

Charles E. Wheelock

Senior Vice President, Chief Administrative Officer,

General Counsel, and Secretary

200 Ashford Center North, Suite 425

Atlanta, Georgia 30338

(770) 879-4400

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Stuart Welburn

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017-4611

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement is being filed by Williams Industrial Services Group Inc. (the “Registrant”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,000,000 shares of common stock, par value $0.01 (“Common Stock”), that are issuable at any time or from time to time under the Registrant’s Amended and Restated 2015 Equity Incentive Plan (as amended to date, the “Plan”). The amendment and restatement of the Plan increased the number of shares of Common Stock authorized for issuance under the Plan, as well as certain other amendments to the Plan that are described in the Registrant’s Definitive Proxy Statement for the 2022 Annual Meeting of Stockholders, and was adopted by the Registrant’s Board of Directors on March 15, 2022 and approved by the Registrant’s stockholders at the 2022 Annual Meeting of Stockholders held on May 12, 2022.

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 13, 2020 (File No. 333-237147) and June 10, 2020 (File No. 333-239088) are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which are on file with the Commission, are incorporated by reference into this Registration Statement (except for the portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement):

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (including the information incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 23, 2022);

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

3.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 8, 2022, February 8, 2022 and May 17, 2022; and

4.	The description of the Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended by any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index below.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Form 10 (Commission File No. 001-16501) filed with the Commission on April 30, 2010 and incorporated herein by reference).

4.2	Certificate of Amendment, dated June 30, 2010, to the Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Form 10 filed with the Commission on July 20, 2010 and incorporated herein by reference).

4.3	Second Certificate of Amendment, dated June 27, 2018, to the Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on June 29, 2018 and incorporated herein by reference).

4.4	Fourth Amended and Restated By-Laws (filed as Exhibit 3.2 to the Registrant’s Form 8-K filed with the Commission on June 29, 2018 and incorporated herein by reference).

5.1	Opinion of Thompson Hine LLP as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Thompson Hine LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney.

99.1	Williams Industrial Services Group Inc. 2015 Equity Incentive Plan (as amended and restated as of March 15, 2022) (filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Commission on May 17, 2022 and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 10, 2022.

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tracy D. Pagliara* Tracy D. Pagliara	Chief Executive Officer, President and Director (Principal Executive Officer)	June 10, 2022

/s/ Damien A. Vassall*	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2022
Damien A. Vassall

/s/ Robert B. Mills* Robert B. Mills	Chairman of the Board of Directors	June 10, 2022

/s/ David A. B. Brown*	Director	June 10, 2022
David A. B. Brown

/s/ Steven D. Davis* Steven D. Davis	Director	June 10, 2022

/s/ Linda A. Goodspeed*	Director	June 10, 2022
Linda A. Goodspeed

/s/ Nelson Obus* Nelson Obus	Director	June 10, 2022

/s/ Mitchell I. Quain*	Director	June 10, 2022
Mitchell I. Quain

*	The undersigned, by signing his name hereto, executes this Registration Statement pursuant to the power of attorney executed by the above-named persons and filed with the Commission as Exhibit 24.1 hereto.

*By:	/s/ Charles E. Wheelock
Charles E. Wheelock, Attorney-in-Fact